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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                         DATE OF REPORT: APRIL 13, 2000



                            TEAM AMERICA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




     Ohio                      0-21533                          31-1209872
-----------------          ---------------------          ----------------------
(STATE OR OTHER            (COMMISSION FILE NO.)            (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)



                            110 E. Wilson Bridge Road
                             Worthington, Ohio 43085
                                 (614) 848-3995
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)





                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER ITEMS.

         On April 13, 2000, TEAM America Corporation, an Ohio corporation (the "Company"), issued a press release announcing that Global Employment Solutions, Inc., an entity controlled by KRG Capital Partners LLC, a private equity investment firm located in Denver, Colorado, has terminated the definitive Agreement and Plan of Merger entered into between the parties on February 7, 2000. Subsequent to Global's termination, Mucho.com, a Nevada Corporation controlled by S. Cash Nickerson, a former director and officer of TEAM America, made an offer to purchase all of the outstanding common stock of TEAM America at a price of $6.75 per share, or approximately $29.4 million. TEAM America also announced that it will record approximately $2.4 million in additional costs to its financials for the year ended December 31, 1999, primarily due to 1999 expenses related to acquired entities and not the core business. In addition, there were costs associated with medical and liability insurance programs, payroll and payroll tax accruals. The press release is included as Exhibit 99 to this Form 8-K and is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

          Exhibit No.                      Description

             99 Press release, dated April 13, 2000, entitled "TEAM America Announces Termination of Purchase Agreement with Global Employment Solutions and Receives New Buy-Out Offer"

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TEAM AMERICA CORPORATION


Date:    April 14, 2000                      By: /s/ Thomas Gerlacher
                                                ---------------------
                                                Thomas Gerlacher, Vice President
                                                and Chief Financial Officer

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                                  EXHIBIT INDEX


             Exhibit No.                     Description

                 99 Press release, dated April 13, 2000, entitled "TEAM America Announces Termination of Purchase Agreement with Global Employment Solutions and Receives New Buy-Out Offer"

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